As filed with the Securities and Exchange  Commission on September 29, 2009
                                             Registration No. 333-
                                                                 ---------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)


            North Carolina                               56-2028446
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)


          6114 U.S. 301 South                              27524
       Four Oaks, North Carolina                         (Zip Code)
(Address of Principal Executive Offices)



        AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                Ayden R. Lee, Jr.
                 Chairman, President and Chief Executive Officer
                             Four Oaks Fincorp, Inc.
                               6114 U.S. 301 South
                         Four Oaks, North Carolina 27524
                     (Name and address of agent for service)

                                 (919) 963-2177
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Margaret N. Rosenfeld, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                          2500 Wachovia Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|                Accelerated filer |X|
Non-accelerated filer |_|                  Smaller reporting company |X|
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

     Title of securities          Amount to be       Proposed maximum offering        Proposed maximum           Amount of
       to be registered            registered             price per share         aggregate offering price    registration fee

Common Stock, $1.00 par value      200,000 (1)               $5.75 (2)                 $1,150,000 (2)            $64.17 (2)
per share

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of common stock, $1.00 par value per share ("Common Stock"), of Four Oaks Fincorp, Inc. (the "Registrant") as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.
(2) Solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act, the offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on September 25, 2009.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

         This Registration Statement on Form S-8 is being filed by the Registrant to register 200,000 shares of the Common Stock of the Registrant issuable under the Registrant's Amended and Restated Non-qualified Stock Option Plan, as amended (the "Plan"). As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, the prior Registration Statements relating to the Plan, Registration No. 333-30677 filed with the Commission on July 2, 1997 and Registration No. 333-69792 filed with the Commission on September 21, 2001, remain effective, and the contents of such Registration Statements are incorporated in this Registration Statement by this reference.

Item 3.  Incorporation of Documents by Reference.

         The  following   documents   filed  with  the   Commission  are  hereby
incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on March 12, 2009 and Amendment No. 1 to the Annual Report on Form 10-K/A filed with the Commission on March 19, 2009;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 11, 2009, and for the fiscal quarter ended June 30, 2009, filed with the Commission on August 7, 2009;

        (c) The Registrant's Current Reports on Form 8-K filed with the Commission on January 29, 2009, February 27, 2009, April 21, 2009, May 1, 2009, May 21, 2009, June 2, 2009, June 22, 2009,
                  July 1, 2009,  July 27, 2009,  July 28, 2009,  August 6, 2009,
                  August 11, 2009, August 17, 2009, and September 1, 2009 and the Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009; and

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-K12G3 filed on July 2, 1997, and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

         Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that his conduct in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit.

         In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

         The Registrant's bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of the Registrant, or, at the request of the Registrant, is or was serving as an officer, director, agent, partner, trustee, administrator or employee of another entity in the event such person is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, and any appeal of such an action (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Registrant, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity. The Registrant also may provide such indemnification for its employees and agents as it deems appropriate.

         The rights of indemnification found in the Registrant's bylaws cover:

     o reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by such person in connection with any action, suit or proceeding;

     o all reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

     o all reasonable expenses incurred in enforcing such person's indemnification rights.

         Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding. Unless a corporation's articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

         Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by such person, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Registrant's directors and officers are currently covered under directors' and officers' insurance policies maintained by the Registrant. As permitted by North Carolina law, the Registrant's articles of incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the Registrant, (ii) any liability for unlawful distributions under Section 55-8-33 of the North Carolina Business Corporation Act, or (iii) any transaction from which the director derived an improper personal benefit. In addition, its articles of incorporation stipulate that the liability of a director is eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as it may be amended in the future.

         In addition, in the ordinary course of business the Registrant may from time to time enter into contracts under which the Registrant and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 8.  Exhibits.

Exhibit No.       Description
--------------------------------------------------------------------------------

         4.1 Specimen of Certificate for Four Oaks Fincorp, Inc. Common Stock (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)

         4.2 Articles of Incorporation of Four Oaks Fincorp, Inc. including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2009)

         4.3 Bylaws of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)

         5.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1     Consent of Dixon Hughes PLLC

         23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

         24.1     Power of Attorney (Contained on signature page)

         99.1 Amended and Restated Non-qualified Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Commission on August 16, 2004)

         99.2 Amendment No. 1, effective September 1, 2009, to Amended and Restated Non-qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

         99.3 Form of Stock Option Agreement (Non-employee Director) (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on March 1, 2005)

         99.4 Form of Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Commission on March 1, 2005)

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Four Oaks, State of North Carolina, on this 28th day of September, 2009.

                                        FOUR OAKS FINCORP, INC.


                                        By: /s/ Ayden R. Lee, Jr.
                                            ---------------------
                                            Ayden R. Lee, Jr.
                                            Chairman, President and Chief
                                            Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ayden R. Lee, Jr., his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Name                                        Title                                     Date
-----------------------------------------------------------------------------------------------------------------------


/s/ Ayden R. Lee, Jr.                 Chairman, President and Chief Executive Officer         September 28, 2009
------------------------------------
   Ayden R. Lee, Jr.

/s/ Nancy S. Wise                  Executive Vice President and Chief Financial Officer
------------------------------------     and Principal Accounting Officer                     September 28, 2009
   Nancy S. Wise

/s/ Paula Canaday Bowman                                 Director                             September 28, 2009
------------------------------------
   Paula Canaday Bowman

/s/ William J. Edwards                                   Director                             September 28, 2009
------------------------------------
   William J. Edwards

/s/ Warren L. Grimes                                     Director                             September 28, 2009
------------------------------------
   Warren L. Grimes

/s/ Percy Y. Lee                                         Director                             September 28, 2009
------------------------------------
   Percy Y. Lee

/s/ Dr. R. Max Raynor, Jr.                               Director                             September 28, 2009
------------------------------------
   Dr. R. Max Raynor, Jr.

/s/ Michael A. Weeks                                     Director                             September 28, 2009
------------------------------------
   Michael A. Weeks

/s/ John W. Bullard                                      Director                             September 28, 2009
------------------------------------
   John W. Bullard

                                  EXHIBIT INDEX

Exhibit No.       Description
--------------------------------------------------------------------------------

         4.1 Specimen of Certificate for Four Oaks Fincorp, Inc. Common Stock (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)

         4.2 Articles of Incorporation of Four Oaks Fincorp, Inc. including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2009)

         4.3 Bylaws of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)

         5.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1     Consent of Dixon Hughes PLLC

         23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

         24.1     Power of Attorney (Contained on signature page)

         99.1 Amended and Restated Non-qualified Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Commission on August 16, 2004)

         99.2 Amendment No. 1, effective September 1, 2009, to Amended and Restated Non-qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

         99.3 Form of Stock Option Agreement (Non-employee Director) (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on March 1, 2005)

         99.4 Form of Stock Option Agreement (Employee) (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed with the Commission on March 1, 2005)